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                                                                   EXHIBIT 10.6

                    AGGREGATE STOP LOSS REINSURANCE CONTRACT

                                    BETWEEN

                ILLINOIS STATE MEDICAL INTER-INSURANCE EXCHANGE
                               CHICAGO, ILLINOIS
                   (HEREINAFTER REFERRED TO AS THE "COMPANY")

                                       BY

                   COLOGNE REINSURANCE COMPANY (DUBLIN) LTD.
                                Dublin, Ireland
                  (hereinafter referred to as the "Reinsurer")


ARTICLE I- CLASS OF BUSINESS REINSURED

A. By this Contract the Company obligates itself to cede to the Reinsurer and the Reinsurer obligates itself to accept reinsurance of the Company's Net Liability under policies, contracts and binders of insurance (hereinafter called "policies") in force at the inception of this Contract, or issued or renewed during the term of this Contract and classified by the Company as Medical Malpractice business. The Company shall be the sole judge of what constitutes Medical Malpractice business.

B. "Net Liability" as used herein is defined as the Company's gross liability for loss and loss adjustment expense remaining after cessions to excess reinsurers whether or not such reinsurance is collectible, or the first $1,000,000 of the Company's gross liability with loss adjustment expense limited proportionately to the first $1,000,000 of the Company's gross liability in respect of each Loss Event (except for Loss Events involving any Extended Reporting Endorsements issued prior to July 1, 1995) regardless of the number of policies or individual claims involved in such Loss Event, whichever is the lesser.

C. The liability of the Reinsurer with respect to each cession hereunder shall commence obligatorily and simultaneously with that of the Company, subject to the terms, conditions and limitations hereinafter set forth.

ARTICLE II- TERM

A. This Contract shall cover Loss Events during the 12-month term beginning July 1, 1997 where date of loss of such Loss Event is on or after July 1, 1997.

     In the event this Contract is not renewed, the Contract shall expire on a cut-off basis, and the Reinsurer shall not be liable for any Loss Event occurring on or after the expiration date, except for any Loss Events involving in force extended reporting endorsements. Any extended reporting endorsements (except for those issued prior to July 1, 1995) in


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     force at the expiration date of this Contract shall run off until their natural expiration dates not exceeding eight years from the expiration date of this Contract.

     Notwithstanding the foregoing, the parties to this Agreement recognize that a Loss Event may involve policies covered by this Contract, as well as policies not covered hereunder but only by reason of having been written by the Company after the nonrenewal of this Agreement. In such a case, the Reinsurer'slimit of liability for the Loss Event will be limited to those policies covered by this Contract.

B. By mutual agreement of the Company and the Reinsurer, the Reinsurer shall have no liability on or after a date mutually agreed, and the Reinsurer shall return to the Company the plan assets and liabilities calculated in accordance with the provisions of Article XII, Return of Plan Assets and Liabilities, and in so doing the Reinsurer shall be deemed to have returned the ceded outstanding case loss and outstanding loss adjustment expense reserves as of the effective date. Upon such return, the Reinsurer shall have no further liability to make payments of any kind or amount or for any reason to the Company under the Contract.

C. The Reinsurer may terminate this Contract by not less than 90 days prior notice by certified mail for non-payment of premium when due. Non-payment status shall be entered whenever balances owing to the Reinsurer by the Company are not received in accordance with the provisions of Article XI, Reports and Remittances. In such case, the Contract shall be deemed to have been terminated by the Company at that time when such premium was due to have been paid by the Company to the Reinsurer, and in such instance the Company shall be deemed to have elected, pursuant to paragraph (B) of this Article, that the Reinsurer shall have no liability after the effective date of termination.

ARTICLE III - TERRITORY

This Contract shall only apply to policies issued to insureds domiciled in the State of Illinois; but this limitation shall not apply to losses if the Company's policies provide coverage outside the aforesaid territorial limit, and coverage under this Contract shall follow that of the Company's policies with respect to territory.


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ARTICLE IV - EXCLUSIONS

This Contract does not apply to and specifically excludes the following:


A. Interests which at time of loss or damage are on shore, in respect of any loss or damage that is occasioned by war, invasion, hostilities, acts of foreign enemies, civil war, rebellion, insurrection, military or usurped power, or martial law or confiscation by order of any government or public authority. This War Exclusion Clause shall not, however, apply to interests which at time of loss or damage are within the territorial limits of the United States of America (comprising the fifty states of the Union, the District of Columbia, and including bridges between the United States of America and Mexico provided they are under United States ownership), Canada, St. Pierre and Miquelon, provided such interests are insured under policies containing a standard war or hostilities or warlike operations exclusion clause.

B. Nuclear risks as defined in the "Nuclear Incident Exclusion Clause - Liability -Reinsurance" attached to and forming part of this Contract.

C. All liability of the Company arising by contract, operation of law, or otherwise from its participation or membership, whether voluntary or involuntary, in any insolvency fund. "Insolvency fund" includes any guarantee fund, insolvency fund, plan, pool, association, fund or other arrangement, howsoever denominated, established or governed, which provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee or other obligation of an insurer or its successors or assignees, which has been declared by any competent authority to be insolvent or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

D. Liability as a member, subscriber or reinsurer of any Pool, Syndicate, Association or Plan, including assigned risk plans, however styled.

E. Liability assumed by the Company under any form of treaty reinsurance; however, local agency reinsurance accepted in the normal course of business and/or policies written by another carrier at the Company's request and reinsured 100% by the Company shall not be excluded hereunder.

F. Pollution liability, however styled. This exclusion does not apply, however, in any jurisdiction where it is illegal to exclude pollution or where there has been a final court ruling that the Company's pollution exclusion is not valid or enforceable.

G.   Financial Guarantee and Insolvency coverage of any kind or description.

H. Claims arising from any Loss Event where the first claim of the Loss Event is first notified to the Company prior to the inception of this Contract, or on or after the nonrenewal of this Contract, except for Loss Events involving inforce extended reporting endorsements.


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I.   Policies excluded from this Contract at the Company's discretion.

ARTICLE V - RETENTION AND LIMIT

A.   1.   As respects business subject to this Contract, the Company shall retain and be liable for 40% of its Net Liability, as defined in
          Article I, Class of Business Reinsured, and the Company shall cede to the Reinsurer and the Reinsurer shall accept 60% of the Company's said Net Liability, subject to a Reinsurer'saggregate limit equal to 110% of 60% of the Company's first net earned premium. For purposes of this Contract, the phrase "first net earned premium" shall mean the Company's gross earned premium less premiums paid for inuring excess of loss facultative reinsurance, if any, or excess of loss treaty reinsurance as agreed by the Reinsurer hereunder, if any.

     2. Notwithstanding the provisions of paragraph (A)(1) above, the Company shall be subject to an inner aggregate deductible of its Net Liability equal to 50% of the Company's first net earned premium, which amount shall be retained net by the Company for its own account in addition to its retention specified in paragraph (A)(1) above.

     3. In addition to coverage provided under paragraph (A)( 1) above, the Reinsurer shall accept 100% of the Company's Net Liability, net of loss amounts specified in paragraphs (A)(1) and (A)(2) above, that exceeds 110% of the Company's second net earned premium until the amount of Net Liability, net of loss amounts specified in paragraphs
          (A)( 1) and (A)(2) above, equals 130% of the Company's second net earned premium.

          For the purposes of this Contract, the phrase "second net earned premium" shall mean the Company's first net earned premium net of reinsurance provided hereunder.

B.   "Loss Event" as used herein is defined as follows:

     1. "Loss Event" shall mean any one casualty, accident or loss or series of casualties, accidents or losses arising out of or caused by one error or omission to act or series of errors or omissions to act.

     2. If the Company's losses arising out of or caused by a single Loss Event covered hereunder are sustained under more than one policy issued to the same insured, the Company shall combine, for purposes of calculating its Net Liability hereunder, all loss(es) arising from such policies in force at the inception of this Contract, or issued or renewed during the Contract term.


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     3.   The date of the Loss Event, regardless of the number of covered policies or claimants or claims or losses involved, shall be deemed in all cases to be the date upon which the first claim under any policy or any extended reporting period endorsement issued to any involved insured is first notified to the Company.

ARTICLE VI - LOSS IN EXCESS OF POLICY LIMITS/EXTRA CONTRACTUAL OBLIGATIONS

A. With respect to policies covered under this Contract, in the event the Company pays or is held liable to pay an amount of loss in excess of its policy limit, but otherwise within the terms of its policy (hereinafter called "loss in excess of policy limits") or any punitive, exemplary, compensatory or consequential damages, other than loss in excess of policy limits (hereinafter called "extra contractual obligations") because of alleged or actual bad faith or negligence on its part in rejecting a settlement within policy limits, or in discharging its duty to defend or prepare the defense in the trial of an action against its policyholder, or in discharging its duty to prepare or prosecute an appeal consequent upon such an action or in otherwise handling a claim under a policy subject to this Contract, the loss in excess of policy limits and/or the extra contractual obligations shall be covered hereunder; however, the Reinsurer'slimit of liability for such loss in excess of policy limits and/or extra contractual obligations shall not exceed $500,000 any one individual claim and/or $1,000,000 in the aggregate for the Contract term. Any loss in excess of policy limits and/or extra contractual obligations amount in excess of the aforementioned shall be paid by the Company but shall be used to erode the inner aggregate deductible described in paragraph (A)(2) of Article V, Retention and Limit, and the aggregate stop loss attachment point described in paragraph (A)(3) of Article V, Retention and Limit.

B. Extra contractual obligations shall be deemed to have occurred on the same date as the loss covered or alleged to be covered under the policy.

C. Notwithstanding anything stated herein, this Contract shall not apply to any loss in excess of policy limits and/or any extra contractual obligations incurred by the Company as a result of any fraudulent and/or criminal act by any officer or director of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

D. Recoveries from any form of insurance and/or reinsurance that protects the Company against claims the subject matter of this Article shall inure to the benefit of this Contract whether or not such recoveries from such insurance and/or reinsurance are collectible.

ARTICLE VII- LOSSES AND LOSS ADJUSTMENT EXPENSE

A. Losses and loss adjustment expense shall be reported by the Company in summary form as hereinafter provided. When so requested, the Company shall afford the Reinsurer the


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     opportunity to participate, at its own expense, in the defense of any claim or suit or proceeding involving this reinsurance.

B. All loss settlements made by the Company, whether under strict policy conditions or by way of compromise, shall be binding upon the Reinsurer, and the Reinsurer agrees to pay or allow, as the case may be, its proportion of each such settlement in accordance with Article XI, Reports and Remittances.

C. In the event of a claim under a Loss Event covered by this Contract, the Reinsurer shall be liable for its proportionate share of loss adjustment expense incurred by the Company in connection therewith and remaining after cessions to excess reinsurers, whether or not reinsurance is collectible, and limited proportionately to the first $1,000,000 of the Company's gross liability in respect of such Loss Event. Loss adjustment expense shall include litigation expenses, interest on judgments, and expense incurred as a result of a declaratory judgment action, but not include office expenses or salaries of the Company's regular employees. The Reinsurer shall be credited with its proportionate share of any recoveries of such expense.

ARTICLE VIII - SALVAGE AND SUBROGATION

The Reinsurer shall be credited with its proportionate share of salvage and/or subrogation (i.e., reimbursement obtained or recovery made by the Company, less the actual cost of obtaining such reimbursement or making such recovery) on account of claims and settlements involving reinsurance hereunder. The Company hereby agrees to enforce its rights to salvage and/or subrogation relating to any loss, a part of which loss was sustained by the Reinsurer and to prosecute all claims arising out of such rights.

ARTICLE IX - ORIGINAL CONDITIONS

A. All reinsurance under this Contract shall be subject to the same rates, terms, conditions, waivers, modifications, interpretations and alterations as the respective policies of the Company. The Reinsurer shall be credited with its applicable amount of premiums received by the Company, prior to disbursement of any dividends, but after deduction of premiums, if any, ceded by the Company for all other reinsurances.

B. Nothing herein shall in any manner create any obligations or establish any rights against the Reinsurer in favor of any third party or any persons not parties to this Contract.


ARTICLE X - REINSURER'S PREMIUM AND CEDING COMMISSION

A. For the term of this Contract, there shall be a deposit premium hereon of $36,100,000, less a 5% ceding commission allowance, payable within 45 days of inception of this


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     Contract. Within 12 months of Contract expiration, the Company shall adjust the deposit premium against a rate of 21.5% of its first net earned premium, subject to a minimum premium of $28,880,000, less a 5% ceding commission allowance. The Company shall allow the Reinsurer return commission on return premium at the same rate.

B. The deposit premium set forth in paragraph (A) above shall include the Reinsurer's margin of $2,500,000, which shall be subject to adjustment within 12 months of Contract expiration at 6.925% of the cumulative premium described in paragraph (A) above, and further subject to a minimum amount equal to $2,250,000.

C. The ceding commission allowed the Company includes provision for all dividends, commissions and taxes, and all board, exchange and bureau assessments, and all other expenses of whatever nature.

ARTICLE XI - REPORTS AND REMITTANCES

A. Within 12 months from Contract expiration, the Company shall furnish the Reinsurer with a report of reinsurance premium due it for that period. Such report shall show and properly segregate the Company's premium to which the reinsurance rate applies as well as contain such other information as may be required by the Reinsurer for completion of its NAIC interim and/or annual statements. The premium due the Reinsurer shall be balanced against the minimum and deposit premiums set forth in paragraph (A) of Article X, the Reinsurer's Premium and Ceding Commission, and any balance shown to be due the Reinsurer shall be remitted with said annual report. Any premium amount shown to be due the Company shall be withdrawn from the Trust Account.

B. Within 60 days after the end of each month, the Company shall provide the Reinsurer with a loss bordereau including ceded paid and outstanding losses and loss adjustment expense for the month. Any amount shown to be due Company shall be withdrawn from the Trust account. In the event the Trust account balance is zero and the Reinsurer has not reached its limit of liability as outlined in Article V, the Retention and Limit, the Reinsurer shall remit said amount due directly to the Company within 30 days of receipt of bordereau.

C.   1.   After each quarter the Reinsurer shall calculate and report to the
          Company the following as promptly as possible:

          a. Cumulative premium received by the Reinsurer from the effective date of this Contract through the end of calendar quarter under consideration;

          b.   Ceding commission allowed on (a) above at 5%;

          c. Reinsurer's margin as calculated in paragraph (B) of Article X, Reinsurer's Premium and Ceding Commission;


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          d.   Cumulative case losses and loss adjustment expense incurred hereunder (excluding incurred but not reported losses) from the effective date of this Contract through the end of the calendar quarter under consideration;

          e. The balance of (a) less (b) less (c) less the paid portion of(d) above;

          f. Cumulative investment income on the amount, if any, of the positive balance in (e) above.

               "Investment income" as used herein shall be an amount equal to the return derived from the investments made within a Trust Account to be established by the Reinsurer in accordance with
               Article XXII, Trust Agreement.

     2. The Reinsurer shall provide quarterly investment performance reports within 30 days of the end of each quarter.

ARTICLE XII- RETURN OF PLAN ASSETS AND LIABILITIES

If paragraph (B) of Article II, Term, is invoked, the Reinsurer shall return to the Company the plan assets and liabilities as hereinafter provided. Within 45 days after the effective date of termination, the Reinsurer shall report to the
Company:

A. Cumulative premium received by the Reinsurer during the term of this Contract;

B.   Ceding commission allowed on (A) above at 5%;

C. Reinsurer's margin during the term of this Contract as calculated in paragraph (B) of Article X, Reinsurer's Premium-and Ceding Commission;

D. Cumulative case losses paid and loss adjustment expense paid by the Reinsurer during the term of this Contract;

E. 95% of the cumulative investment income calculated in accordance with the provisions of paragraph (C) of Article XI, Reports and Remittances;

F. The positive balance, if any, of (A) less (B) less (C) less (D) plus (E) above.

The Company shall verify the calculation and upon such verification the Reinsurer shall pay the Company within 15 days either the amount set forth in
(F) above with its report or the agreed amount.


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ARTICLE XIII - OFFSET

The Company and the Reinsurer shall have the right to offset any balance or amounts due from one party to the other under the terms of this Contract. The party asserting the right of offset may exercise such right any time whether the balances due are on account of premiums or losses or otherwise. This right of offset shall not be affected by the insolvency of either the Company or the Reinsurer.

ARTICLE XIV - INSPECTION OF RECORDS

Provided the inspecting party has given prior notice, the Company and the Reinsurer shall have the right at all times to inspect, through their authorized representatives, all books, records, and papers of the other party in connection with any reinsurance hereunder, or claims in connection herewith. The cost of such inspection shall be borne by the inspecting party.

ARTICLE XV - DELAYS, ERRORS OR OMISSIONS

Inadvertent delays, errors or omissions made in connection with this Contract or any transaction hereunder shall not relieve either party from any liability that would have attached had such delay, error or omission not occurred, provided always that such error or omission shall be rectified as soon as possible after discovery.

ARTICLE XVI- TAXES AND FEDERAL EXCISE TAX

The Company shall pay all taxes on premiums reported to the Reinsurer under this Contract including Federal Excise Tax to the U.S. Government on premiums subject to such tax. In the event of return premiums or other amounts becoming due the Company under this Contract the Company or its agent shall take steps to recover any such tax as may be recoverable under the law.

ARTICLE XVII- RESERVES FUNDING

A. Recoverables under this Contract for losses and/or loss adjustment expense (including incurred but not reported loss reserves) reserves in excess of those amounts secured by the Trust Account shall be secured by a Letter of Credit, or other instrument acceptable to the Company and its regulatory authority, provided by the Reinsurer. The Reinsurer shall bear the expenses associated with such Letter(s) of Credit. The Company shall pay to the Reinsurer the expenses associated with such Letter(s) of Credit up to one-quarter of one percent of the amount being funded. Any remaining expense shall be paid by the Reinsurer.


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B.   With regard to funding in whole or in part by Letters of Credit, each
     Letter of Credit shall be in a form acceptable to insurance regulatory authorities involved, shall be issued for a term of at least one year and shall include an "evergreen clause," which automatically extends the term for at least one additional year at each expiration date unless written notice of non-renewal is given to the Company not less than 30 days prior to said expiration date. Notwithstanding anything to the contrary in this Contract, the Trust Account set forth in Article XXII, Trust Agreement, and said Letters of Credit may be drawn upon by the Company or its successors in interest at any time, without diminution because of the insolvency of the Company or the Reinsurer, but only for one or more of the following purposes:

     1. To reimburse itself for the Reinsurer's share of returned premiums for cancellations.

     2. To reimburse itself for the Reinsurer's share of losses and/or loss adjustment expense paid under the terms of policies reinsured hereunder, unless paid in cash by the Reinsurer;

     3. To reimburse itself for the Reinsurer's share of any other amounts due hereunder, unless paid in cash by the Reinsurer;

     4. To fund a cash account in an amount equal to the Reinsurer's share of any outstanding loss and loss adjustment expense reserves (including incurred but not reported loss reserves) and unearned premium reserves funded by means of a Letter of Credit that is under non-renewal notice, if said Letter of Credit has not been renewed or replaced by the Reinsurer 10 days prior to its expiration date;

     5. To refund to the Reinsurer any sum in excess of the actual amount required to fund the Reinsurer's share of the Company's outstanding loss and loss adjustment expense reserves (including incurred but not reported loss reserves)and unearned premium reserves, if so requested by the Reinsurer.

     In the event the amount drawn by the Company on any Letter of Credit is in excess of the actual amount required for (B)(I) or (B)(3), or in the case of (B)(2), the actual amount determined to be due, the Company shall promptly return to the Reinsurer the excess amount so drawn.

ARTICLE XVIII- INSOLVENCY

A. In the event of the Company's insolvency, the reinsurance afforded by this Contract shall be payable by the Reinsurer on the basis of the Company s liability under the policies reinsured without diminution because of the Company's insolvency or because its liquidator, receiver, conservator or statutory successor has failed to pay all or a portion of any claims, subject however to the right of the Reinsurer to offset against such funds due


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     hereunder, any sums that may be payable to it by said insolvent Company in accordance with Article XIII, Offset. The reinsurance shall be payable by the Reinsurer directly to the Company, its liquidator, receiver, conservator or statutory successor except (a) where this Contract specifically provides another payee of such reinsurance in the event of the Company's insolvency or (b) where the Reinsurer, with the consent of the direct insured or insureds, has assumed such policy obligations of the Company as direct obligations of itself to the payees under such policies in substitution for the Company's obligation to such payees.

B. The Company's liquidator, receiver, conservator or statutory successor shall give written notice of the pendency of a claim against the Company under the policies reinsured within a reasonable time after such claim is filed in the insolvency proceeding. During the pendency of such claim, the Reinsurer may investigate said claim and interpose in the proceeding where the claim is to be adjudicated, at its own expense, any defense that it may deem available to the Company, its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable against the Company, subject to court approval, as part of the expense of conservation or liquidation to the extent that such proportionate share of the benefit shall accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

C. In the event of insolvency of the Company, the Reinsurer under this Contract shall have all rights, as more fully set forth in Section 173 of Illinois Insurance Code, as amended.

ARTICLE XIX - ARBITRATION

A. As a condition precedent to any right of action hereunder, any dispute arising out of the interpretation, performance or breach of this Contract including the formation or validity thereof, shall be submitted for decision to a panel of three arbitrators. Notice requesting arbitration shall be in writing and sent certified or registered mail, return receipt requested.

B. One arbitrator shall be chosen by each party and the two arbitrators shall before instituting the hearing choose an impartial third arbitrator who shall preside at the hearing. If either party fails to appoint its arbitrator within 30 days after being requested to do so by the other party, the latter after 10 days notice by certified or registered mail of its intention to do so, may appoint the second arbitrator.

C. If the two arbitrators are unable to agree upon the third arbitrator within 30 days of their appointment, the third arbitrator shall be selected from a list of six individuals (three named by each arbitrator) by a judge of the federal district court having jurisdiction over the geographical area in which the arbitration is to take place, or if the federal court declines to act, the state court having general jurisdiction in such area.

D. All arbitrators shall be disinterested, active or former executive officers of insurance or reinsurance companies or Underwriters at Lloyd's, London.


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E.   Within 30 days after notice of appointment of all arbitrators, the panel shall meet and determine timely periods for briefs, discovery procedures and schedules for hearings.

F. The panel shall be relieved of all judicial formality and shall not be bound by the strict rules of procedure and evidence. Unless the panel agrees otherwise, arbitration shall take place in Chicago, Illinois but the venue may be changed when deemed by the panel to be in the best interest of the arbitration proceeding. Insofar as the arbitration panel looks to substantive law, it shall consider the law of the state of Illinois. The decision of any two arbitrators when rendered in writing shall be final and binding. The panel is empowered to grant interim relief as it may deem appropriate.

G. The panel shall make its decision considering the custom and practice of the applicable insurance and reinsurance business as promptly as possible following the termination of the hearings. Judgment upon the award may be entered in any court having jurisdiction thereof

H. Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the cost of the third arbitrator. The remaining costs of the arbitration shall be allocated by the panel. The panel may, at its discretion, award such further costs and expenses as it considers appropriate, including but not limited to attorneys fees, to the extent permitted by law.

ARTICLE XX - CURRENCY SETTLEMENTS

All payments hereunder whether in respect of premiums or losses shall be made in U.S. dollars. All currencies other than U.S. dollars shall be converted to U.S. dollars at the rate of exchange used by the Company in its own accounts.

ARTICLE XXI - SERVICE OF SUIT

This Article is not intended to conflict with or override the parties' obligation to arbitrate their disputes in accordance with Article XIX, Arbitration.

A. In the event the Reinsurer fails to pay any amount claimed to be due hereunder, the Reinsurer, at the request of the Company, shall submit to the jurisdiction of any court of competent jurisdiction within the United States. Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurer's rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another Court as permitted by the laws of the United States or of any state in the United States.


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B.   Further, pursuant to any statute of any state, territory or district of the
     United States which makes provision therefor, the Reinsurer hereby designates the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or his successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Contract.

ARTICLE XXII - TRUST AGREEMENT

A. The Reinsurer shall create and establish a Trust Agreement for the sole benefit of the Company under which the Trustee shall be a mutually agreed financial institution sited in the State of Illinois and a member of the Federal Reserve Banking System of the United States of America. All costs associated with the Trust Agreement shall be borne by the Company.

B. The Trust shall hold assets as security for the performance by the Reinsurer of its obligations under this Contract and shall be funded with net premiums paid less the Reinsurer'smargin as calculated in paragraph
     (B) of Article X, Reinsurer's Premium and Ceding Commission, cash and/or assets transferred to the Reinsurer under this Contract and 100% of all investment income derived by investing in financial assets of the type(s) permitted under the Trust Agreement. Assets deposited in the Trust by the Reinsurer, and all investments and reinvestments thereof, shall be valued according to their current fair market value and shall consist only of cash (United States legal tender), U.S. Treasury Bonds, U.S. Treasury Bills, obligations of U.S. government agencies which have been approved by the Company, and bonds, bills, notes, commercial paper, or preferred shares issued by a solvent corporation organized under the laws of any state in the United States as may have a quality rating of "A" or better, A1/P1, by Standard & Poor's and/or Moody's; provided however, that such investments are issued by an institution that is not the parent, subsidiary, or affiliate of the Company or the Reinsurer.

C. The Reinsurer shall, prior to depositing assets with the Trustee and as required thereafter, execute assignments, endorsements, or appropriate stock or bond powers with respect to all assets in the Trust, so that the Company or the Trustee, upon direction by the Company, may, whenever necessary, negotiate such assets without consent or signature from the Reinsurer or any other person or entity.

D. Upon paragraph (B) of Article II, Term, being invoked and payment by the Reinsurer of all amounts owed to the Company and/or transfer to the Company of Trusteed assets less 5% of the accumulated investment income (as provided for in Article XII, Return of Plan Assets and Liabilities), the remainder in the Trust being the 5% of the accumulated investment income shall be released to the Reinsurer. Following such payment, the Company shall immediately surrender and return to the Reinsurer any and all Letter(s) of Credit as may have been provided to the Company by the Reinsurer.


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

ARTICLE XXIII - INTERMEDIARY


Aon Re Inc. Chicago, Illinois is recognized as the intermediary negotiating this Contract for all business hereunder. All communications shall be transmitted to the Reinsurer or the Company through Aon Re Inc., 123 N Wacker Drive, Chicago, Illinois 60606. Payments between the Company and the Reinsurer shall be made directly via wire transfer and/or Trust Account transaction.



IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed in duplicate this 29th day of August, 1997

                                 ILLINOIS STATE MEDICAL INTER-INSURANCE EXCHANGE


                                 /s/
                                 -----------------------------------------------

Attest:

/s/
-------------------------------

this 4th day of September, 1997

                                 COLOGNE REINSURANCE COMPANY (DUBLIN) LTD.

                                 /s/
                                 -----------------------------------------------

Attest:

/s/
-------------------------------


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